Exhibit 4.11

ARTICLES OF ASSOCIATION

of

Royal Dutch Shell plc

(Articles adopted on 18 May 2010)

1.	Exclusion of other Constitutional Regulations

The constitutional regulations in any legislation relating to companies do not apply to the company.

2.	Definitions

(A)
The following table gives the meaning of certain words and expressions as they are used in these articles.  However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears.  At the end of these articles there is a Glossary which explains various words and expressions which appear in the text.  The Glossary also explains some of the words and expressions used in the memorandum.  The Glossary is not part of the memorandum or articles and does not affect their meaning.

“address”	includes a number or address used for sending or receiving documents or information by electronic means;

“affiliate”
means any undertaking which is not an associated company of the company, and (i) in which the company or any of its associated companies holds any shares; and (ii) of which a director or employee of the company or of any of its associated companies is a director (or holds an equivalent office) and in such capacity is a nominee of the company or any of its associated companies;

“amount” (of a share)	this refers to the nominal amount of the share;

“these articles”	means these articles of association, including any changes made to them, and the expression “this article” refers to a particular article in these articles of association;

“auditors”	means the auditor of the company and, where two or more people are appointed to act jointly, any one of them;

“A shares”	means the A ordinary shares of €0.07 each in the capital of the company;

“B shares”	means the B ordinary shares of €0.07 each in the capital of the company;

“board”	means the board of directors from time to time of the company or, as appropriate, the directors present at a meeting of the directors at which a quorum is present

“certificated share”	means a share which is not a CREST share and is normally held in certificated form;

“chairman”	means the chairman of the board of directors;

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“CREST”	means the electronic settlement system for securities traded on a recognised investment exchange and owned by Euroclear UK & Ireland Limited, or any similar system;

“CREST share”	means a share which is noted on the shareholders’ register as being held through CREST in uncertificated form;

“directors”	means the executive and non-executive directors of the company who make up its board of directors (and “director” means any one of them);

“dividend access trustee”	means the trustee of any trust established for the purpose of receiving, on behalf of holders of B shares, amounts paid by way of dividend to such trust by a subsidiary of the company;

“Euroclear Nederland”
means the Dutch depositary and settlement institute defined as the “Central Institute” under the provisions of the Securities Giro Act (“Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.”), or such other central institute in The Netherlands from time to time;

“headquarters”	means the headquarters of the company established in accordance with article 79;

“holder”	in relation to any shares means the person whose name is entered in the register as the holder of those shares;

“legislation”	means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the company;

“market value”
means, in relation to a listed security, the middle market quotation for that security as derived from the Daily Official List of the London Stock Exchange plc or any other publication of a recognised investment exchange showing quotations for listed securities as agreed with the UK Listing Authority for the relevant date, or such other value as the board may decide;

“the office”	means the company’s registered office;

“ordinary shareholder”	means a holder of ordinary shares;

“ordinary shares”	means the A shares and the B shares;

“paid up”	means paid up or treated (credited) as paid up;

“pay”	includes any kind of reward or payment for services;

“personal representative”
means a personal representative under English law or a person in any jurisdiction outside England who proves to the satisfaction of the company that he holds a position equivalent to that of a personal representative in that other jurisdiction;

“principal meeting place”	has the meaning given in article 50(A);

“register”
means the company’s register of shareholders and, at any time when the company has shares in issue which are CREST shares, means the Operator register of members (maintained by CREST) and the issuer register of members (maintained by the company);

“seal”	means any common or official seal that the company may be permitted to have under the legislation;

“secretary”
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“Securities Giro Act”	means the Dutch Securities Giro Act (“Wet giraal effectenverkeer”);

“shareholder”	means a holder of the company’s shares;

“sterling deferred shares”	means the non-voting sterling deferred shares of £1 each in the capital of the company having the rights set out in article 6;

“uncertificated securities rules”	means any provision in the legislation which relates to CREST shares or to the transfer of CREST shares or how the ownership of CREST shares is evidenced;

“United Kingdom”	means Great Britain and Northern Ireland; and

“working day”	means a day (other than a Saturday, Sunday or public holiday) when banks are open for business in the City of London (other than for trading and settlement solely in euro) and in The Hague.

(B)
References in these articles to a document being “signed” or to “signature” include references to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to it being authenticated as specified by the legislation.

(C)
References in these articles to “writing” and to any form of “written” communication include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

(D)
Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word “company” includes any body corporate.

(E)	References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(F)	Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

(G)
Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.

(H)	A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or reenacted.

(I)	Use of any gender includes the other genders.

3.	Limited Liability

The liability of the company’s members is limited to any unpaid amounts on the shares in the company held by them.

4.	Rights of the A Shares and the B Shares

The A shares and the B shares will be separate classes of shares but will rank pari passu in all respects except as set out in these articles.

5.	Dividend Access Arrangements relating to the B Shares

(A)
Where any amount paid by way of dividend by a subsidiary of the company is received by the dividend access trustee on behalf of any holder of B shares and paid by the dividend access trustee to such holder of B shares, the entitlement of such holder of B shares to be paid any dividend declared pursuant to these articles will be reduced by the corresponding amount that has been paid by the dividend access trustee to such holder of B shares.

(B)
Without altering the continuing effect of paragraph (A), if a dividend is declared pursuant to these articles and the entitlement of any holder of B shares to be paid its pro rata share of such dividend is not fully extinguished on the relevant payment date by virtue of a payment made by the dividend access trustee, the company has a full and unconditional obligation to make payment in respect of the outstanding part of such dividend entitlement immediately.

(C)
Where amounts are paid by the dividend access trustee in one currency and a dividend is declared by the company in another currency, the amounts so paid by the dividend access trustee will, for the purposes of the comparison required by paragraphs (A) and (B) above, be converted into the currency in which the company has declared the dividend at such rate as the board shall consider appropriate.

(D)
For the purposes of paragraphs (A) and (B), the amount that the dividend access trustee has paid to any holder of B shares in respect of any particular dividend paid by a subsidiary of the company (a “specified dividend”) will be deemed to include:

(i)	any amount that the dividend access trustee may be compelled by law to withhold;

(ii)	a pro rata share of any tax that the company paying the specified dividend is obliged to withhold or to deduct from the same; and

(iii)	a pro rata share of any tax that is payable by the dividend access trustee in respect of the specified dividend.

(E)
The arrangements outlined in paragraphs (A) to (D) above are terminable by the board at any time and upon any such termination occurring, the B shares will form one uniform class with the A shares ranking pari passu in all respects and the A shares and the B shares will thereafter be known as ordinary shares without further distinction.

(F)
For the purposes of this article, the dividend access trustee is to be treated as having paid an amount to a holder of B shares if a cheque, warrant or similar financial instrument in respect of that amount is properly despatched to that holder of B shares or if a payment is made through CREST, bank transfer or other electronic means.

6.	Rights of the Sterling Deferred Shares

The sterling deferred shares have the following rights and restrictions:

(A)
on a distribution of assets of the company among its shareholders on a winding up, the holders of the sterling deferred shares will be entitled (such entitlement ranking in priority to the rights of holders of ordinary shares) to receive an amount equal to the aggregate of the capital paid up or credited as paid up on each sterling deferred share;

(B)	save as provided in paragraph (A), the holders of the sterling deferred shares will not be entitled to any participation in the profits or assets of the company;

(C)	the holders of sterling deferred shares will not be entitled to receive notice of or to attend and/or speak or vote (whether on a show of hands or on a poll) at general meetings of the company;

(D)
the written consent of the holders of three-quarters in nominal value of the issued sterling deferred shares or the sanction of a special resolution passed at a separate general meeting of the holders of the sterling deferred shares is required if the special rights and privileges attaching to the sterling deferred shares are to be abrogated, or adversely varied or otherwise directly adversely affected in any way.  The creation, allotment or issue of shares or securities which rank in priority to or equally with the sterling deferred shares (or of any right to call for the allotment or issue of such shares or securities) is for these purposes deemed not to be an abrogation or variation or to have an effect on the rights and privileges attaching to sterling deferred shares;

(E)	all provisions of the articles relating to general meetings of the company will apply, with necessary modifications, to every general meeting of the holders of the sterling deferred shares;

(F)
subject to the legislation, the company will have the right at any time to redeem any such sterling deferred share (provided that it is credited as fully paid) at a price not exceeding £1 for all the sterling deferred shares redeemed at any one time (to be paid on such date as the board shall select as the date of redemption to such one of the holders (if more than one) as may be selected by lot) without the requirement to give notice to the holder(s) of the sterling deferred shares;

(G)
if any holder of a sterling deferred share to be redeemed fails or refuses to surrender the share certificate(s) or indemnity for such sterling deferred share or if the holder selected by lot to receive the redemption monies fails or refuses to accept the redemption monies payable in respect of it:

(i)	such sterling deferred share will, notwithstanding the foregoing, be redeemed and cancelled by the company; and

(ii)	in the event of a failure or refusal to accept the redemption monies, the company will retain such money and hold it on trust for the selected holder without interest,

and the company will have no further obligation whatsoever to the holder of such sterling deferred share; and

(H)
no sterling deferred share will be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the legislation.

7.	Rights Attached to Shares

The company can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the board as long as there is no conflict with any resolution passed by the shareholders. These rights and restrictions will apply to the relevant shares as if they were set out in these articles.

8.	Redeemable Shares

Subject to any rights attached to existing shares, the company can issue shares which can be redeemed.  This can include shares which can be redeemed if the holders want to do so, as well as shares which the company can insist on redeeming. The board can decide on the terms and conditions and the manner of redemption of any redeemable share.  These terms and conditions will apply to the relevant shares as if they were set out in these articles.

9.	Variation of Rights

(A)
If the legislation allows this, the rights attached to any class of shares can be changed if this is approved either in writing by shareholders holding at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares.  This is called a “class meeting”.

(B)	All the articles relating to general meetings will apply to any class meeting, with any necessary changes. The following changes will also apply:

(i)
a quorum will be present if at least one shareholder who is entitled to vote is present in person or by proxy who owns at least one-third in amount of the issued shares of the relevant class (excluding any shares of that class held as treasury shares);

(ii)	any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and

(iii)	at an adjourned meeting, one person entitled to vote and who holds shares of the class, or his proxy, will be a quorum.

(C)
The provisions of this article will apply to any change of rights of shares forming part of a class.  Each part of the class which is being treated differently is treated as a separate class in applying this article.

10.	Pari Passu Issues

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

11.	Shares

The board can decide the terms and conditions on which any shares in the company are issued.  The board can, for instance, offer the shares for sale, grant options to acquire them, allot them or dispose of the shares in any other way. The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares.  However, in making their decision they must take account of:

(i)	the provisions of the legislation relating to authority, pre-emption rights and other matters;

(ii)	the provisions of these articles;

(iii)	any resolution passed by the shareholders; and

(iv)	any rights attached to existing shares.

12.	Payment of Commission

In connection with any share issue or any sale of treasury shares for cash, the company can use all the powers given by the legislation to pay commission or brokerage. The company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.

13.	Trusts Not Recognised

The company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the company. This applies even if the company knows about the ownership of the share.  The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.

14.	Suspension of Rights Where Non-Disclosure of Interest

(A)
The company can under the legislation send out notices to those it knows or has reasonable cause to believe have an interest in its shares.  In the notice, the company will ask for details of those who have an interest and the extent of their interest in a particular holding of shares.  In these articles this notice is referred to as a “statutory notice” and the holding of shares is referred to as the “identified shares”.

(B)
When a person receives a statutory notice, he has 14 days to comply with it.  If he does not do so or if he makes a statement in response to the notice which is false or inadequate in some important way, the company can decide to restrict the rights relating to the identified shares and send out a further notice to the holder, known as a restriction notice.  The restriction notice will take effect when it is delivered.  The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings.

(C)
Where the identified shares make up 0.25 per cent. or more (in amount or in number) of the existing shares of a class (calculated exclusive of any shares of that class held as treasury shares) at the date of delivery of the restriction notice, the restriction notice can also contain the following further restrictions:

(i)
the board can withhold any dividend or part of a dividend (including scrip dividend) or other money which would otherwise be payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and

(ii)
the board can refuse to register a transfer of any of the identified shares which are certificated shares unless the board is satisfied that they have been sold outright to an independent third party. The independent third party must not be connected with the shareholder or with any person appearing to be interested in the shares. Any sale through a recognised investment exchange or any other stock exchange outside the United Kingdom or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party.  For this purpose, any associate (as that term is defined in section 435 of the Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares.  In order to enforce the restriction in this sub-paragraph, the board can give notice to the relevant shareholder requiring him to change identified shares which are CREST shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the board requires. The notice can also say that the relevant shareholder may not change any identified shares which are certificated shares to CREST shares.  If the shareholder does not comply with the notice, the board can authorise any person to instruct the Operator to change any identified shares which are CREST shares to certificated shares in the name and on behalf of the relevant shareholder.

(D)
Once a restriction notice has been given, the board is free to cancel it or exclude any shares from it at any time the board thinks fit.  In addition, the board must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given.  Also, where any of the identified shares are sold and the board is satisfied that they were sold outright to an independent third party, it must cancel the restriction notice within seven days of receipt of notification of the sale.  If a restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld will be paid to the person who would have been entitled to them or as he directs.

(E)
The restriction notice will apply to any further shares issued in right of the identified shares.  The board can also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

(F)
If a shareholder receives a restriction notice, he can ask the company for a written explanation of why the notice was given, or why it has not been cancelled.  The company must respond within 14 days of receiving the request.

(G)
If the company gives a statutory notice to a person it has reasonable cause to believe has an interest in any of its shares, it will also give a copy at the same time to the person who holds the shares.  If the company does not do so or the holder does not receive the copy, this will not invalidate the statutory notice.

(H)	This article does not restrict in any way the provisions of the legislation which apply to failures to comply with notices under the legislation.

15.	Uncertificated Shares

(A)
Under the uncertificated securities rules, the board can allow the ownership of shares to be evidenced without share certificates and for these shares to be transferred through CREST.  The board can select and make arrangements for any class of shares to participate in CREST in this way, provided that the shares of the class are identical in all respects.

As long as the board complies with the uncertificated securities rules, it can also withdraw a class of shares from being transferred through CREST and from allowing ownership of them to be evidenced without share certificates.

CREST shares do not form a class of shares separate from certificated shares with the same rights.

(B)	If the company has any shares in issue which are CREST shares, these articles apply to those shares, but only as far as they are consistent with:

(i)	holding shares in an uncertificated form;

(ii)	transferring shares through CREST; or

(iii)	any provision of the uncertificated securities rules,

and, without affecting the general nature of this article, no provision of these articles applies so far as it is inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of CREST shares.

(C)	CREST shares can be changed to become certificated shares and certificated shares can be changed to become CREST shares, provided the requirements of the uncertificated securities rules are met.

(D)
If under these articles or the legislation the company can sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a CREST share, then, subject to these articles and the legislation, the board may:

(i)
require the holder of that CREST share by written notice to change that CREST share to a certificated share within a period specified in the notice and to keep it as a certificated share for as long as the board requires;

(ii)
appoint any person to take any other steps, by instruction given through CREST or otherwise, in the name of the holder of that share as may be necessary to effect the transfer of that share and these steps will be as effective as if they had been taken by the registered holder of that share; and

(iii)
take any other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

(E)	Unless the board decides otherwise, CREST shares held by a shareholder will be treated as separate holdings from any certificated shares which that shareholder holds.

(F)
Unless the uncertificated securities rules otherwise require or the board otherwise determines, shares which are issued or created from or in respect of CREST shares will be CREST shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.

(G)
The company can assume that entries on any record of securities kept by it as required by the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and therefore will not be liable in respect of anything done or not done by or on its behalf in reliance on such assumption; in particular, any provision of these articles which requires or envisages action to be taken in reliance on information contained in the register allows that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

16.	Right to Share Certificates

(A)
When a shareholder is first registered as the holder of any class of certificated shares, he is entitled, free of charge, to one certificate for all of the certificated shares of that class which he holds.  If a shareholder holds certificated shares of more than one class, he is entitled to a separate share certificate for each class.  This does not apply if the legislation allows the company not to issue share certificates.

(B)	If a shareholder receives more certificated shares of any class, he is entitled, without charge, to a certificate for the extra shares.

(C)
If a shareholder transfers some of the shares represented by a share certificate, he is entitled, free of charge, to a new certificate for the balance to the extent the balance is to be held in certificated form.

(D)
Where a certificated share is held jointly, the company does not have to issue more than one certificate for that share.  When the company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

(E)
The time limit for the company to provide a share certificate under this article is as prescribed by the legislation or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued.

17.	Share Certificates Sent at Holder’s Risk

Every share certificate will be sent at the risk of the member or other person entitled to the certificate. The company will not be responsible for any share certificate which is lost or delayed in the course of delivery.

18.	Replacement of Share Certificates

(A)
If a shareholder has two or more share certificates for shares of the same class, he can ask the company for these to be cancelled and replaced by a single new certificate.  The company must comply with this request.

(B)
A shareholder can ask the company to cancel and replace a single share certificate with two or more certificates for the same total number of shares.  The company may, at its discretion, comply with this request.

(C)	A shareholder can ask the company for a new certificate if the original is:

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed.

(D)
If a certificate has been damaged or defaced, the company can require the certificate to be returned to it before issuing a replacement.  If a certificate is said to be lost, stolen, destroyed or not received in the course of delivery, the company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.

(E)	The board can require the shareholder to pay the company’s exceptional out-of-pocket expenses incurred in connection with the issue of any certificates under this article.

(F)	Any one joint shareholder can request replacement certificates under this article.

19.	Execution of Share Certificates

Share certificates must be sealed or made effective in such other way as the board decides, having regard to the terms of issue and any listing requirements. The board can resolve that signatures on any share certificates can be applied to the certificates by mechanical or other means or can be printed on them or that signatures are not required. A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

20.	Company’s Lien on Shares Not Fully Paid

The company has a lien on all partly paid shares. This lien has priority over claims of others to the shares. The lien is for any money owed to the company for the shares.  The board can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.

21.	Enforcing Lien by Sale

If a shareholder fails to pay the company any amount due on his partly paid shares, the board can enforce the company’s lien by selling all or any of them in any way they decide. The board cannot, however, sell the shares until all the following conditions are met:

(i)	the money owed by the shareholder must be payable immediately;

(ii)
the board must have given notice to the shareholder. The notice must state the amount of money due, it must demand payment of this sum and state that the shareholder’s shares may be sold if the money is not paid;

(iii)	the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the board decides; and

(iv)	the money has not been paid by at least 14 clear days after the notice has been served.

The board can authorise any person to sign a document transferring the shares.  Any transferee will not be bound to ensure that his purchase moneys are transferred to the person whose shares have been sold, nor will his ownership of the shares be affected by any irregularity or invalidity in relation to the sale to him.

22.	Application of Proceeds of Sale

If the board sells any shares on which the company has a lien, the proceeds will first be used to pay the company’s expenses associated with the sale. The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law. The company’s lien will also apply to any such balance to cover any money still due to the company in respect of the shares which is not immediately payable.  The company has the same rights over the money as it had over the shares immediately before they were sold. The company need not pay over anything until the certificate representing the shares sold has been delivered to the company for cancellation.

23.	Calls

The board can call on shareholders to pay any money which has not yet been paid to the company for their shares.  This includes the nominal value of the shares and any premium which may be payable on those shares. The board can also make calls on people who are entitled to shares by law.  If the terms of issue of the shares allow this, the board can do any one or more of the following:

(i)	make calls at any time and as often as it thinks fit;

(ii)	decide when and where the money is to be paid;

(iii)	decide that the money may be paid by instalments; and

(iv)	revoke or postpone any call.

A shareholder who has received at least 14 clear days’ notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice.  A person remains liable jointly and severally with the successors in title to his shares to pay calls even after he has transferred the shares to which they relate.

24.	Timing of Calls

A call is treated as having been made as soon as the board has passed a resolution authorising it.

25.	Liability of Joint Holders

Joint shareholders are jointly and severally liable to pay any calls in respect of their shares.  This means that any of them can be sued for all the money due on the shares or they can be sued together.

26.	Interest Due on Non-Payment

Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid.  The board will decide on the annual rate of interest, which must not exceed 15 per cent.. The shareholder will also be liable to pay all expenses incurred by the company as a result of the non-payment of the call. The board can decide to forego payment of any or all of such interest or expenses.

27.	Sums Due on Allotment Treated as Calls

If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date.  If this money is not paid, everything in these articles relating to non-payment of calls applies. This includes articles which allow the company to forfeit or sell shares and to claim interest.

28.	Power to Differentiate

On or before an issue of shares, the board can decide that shareholders can be called on to pay different amounts or that they can be called on at different times.

29.	Payment of Calls in Advance

The board can accept payment in advance of some or all of the money from a shareholder before he is called on to pay that money. The board can agree to pay interest on money paid in advance until it would otherwise be due to the company. The rate of interest will be decided by the board, but must not exceed 15 per cent. per year unless the company passes an ordinary resolution to allow a higher rate.

30.	Notice if Call or Instalment Not Paid

If a shareholder fails to pay a call or an instalment of a call when due, the board can send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the company as a result of the failure to pay.

31.	Form of Notice if Call or Instalment Not Paid

This notice must:

(i)	demand payment of the amount immediately payable, plus any interest and expenses;

(ii)	give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;

(iii)	say where the payment must be made; and

(iv)	say that if the full amount demanded is not paid by the time and at the place stated, the company can forfeit the shares on which the call or instalment is outstanding.

32.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, the shares it relates to can be forfeited at any time while any amount is still outstanding. This is done by the board passing a resolution stating that the shares have been forfeited. The forfeiture will extend to all dividends and other sums payable in respect of the forfeited shares which have not been paid before the forfeiture.  The board can accept the surrender of any share which would otherwise be forfeited.  Where they do so, references in these articles to forfeiture include surrender.

33.	Notice after Forfeiture

After a share has been forfeited, the company will notify the person whose share has been forfeited.  However, the share will still be forfeited even if such notice is not given.

34.	Sale of Forfeited Shares

(A)
A forfeited share becomes the property of the company and the board can sell or dispose of it on any terms and in any way that it decides.  This can be with, or without, a credit for any amount previously paid up for the share.  It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law.  The board can, if necessary, authorise any person to transfer a forfeited share.

(B)
After a share has been forfeited, the directors can cancel the forfeiture, but only before the share has been sold or disposed of.  This cancellation of forfeiture can be on any terms the board decides.

35.	Arrears to be Paid Notwithstanding Forfeiture

When a person’s shares have been forfeited, he will lose all rights as shareholder in respect of those forfeited shares.  He must return any share certificate for the forfeited shares to the company for cancellation.  However, he will remain liable to pay calls which have been made, but not paid, before the shares were forfeited. The shareholder also continues to be liable for all claims and demands which the company could have made relating to the forfeited share.  He must pay interest on any unpaid amount until it is paid. The board can fix the rate of interest, but it must not be more than 15 per cent. per year.  He is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the board decides to allow credit for all or any of that value.

36.	Statutory Declaration as to Forfeiture

(A)	A director or the secretary can make a statutory declaration declaring:

(i)	that he is a director or the secretary of the company;

(ii)	that a share has been properly forfeited under the articles; and

(iii)	when the share was forfeited.

The declaration will be evidence of these facts which cannot be disputed.

(B)
If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title.  The new shareholder does not need to take any steps to see how any money paid for the share is used. His ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.

37.	Transfer

(A)	Certificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of his certificated shares to another person. A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the board.

(B)	CREST shares

Unless these articles say otherwise, any shareholder can transfer some or all of his CREST shares to another person.  A transfer of CREST shares must be made through CREST and must comply with the uncertificated securities rules.

(C)	Entry on register

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

38.	Signing of Transfer

(A)	A share transfer form for certificated shares must be signed or made effective in some other way by, or on behalf of, the person making the transfer.

(B)
In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.

(C)	If the company registers a transfer of a certificated share, it can keep the transfer form.

39.	Rights to Decline Registration of Partly Paid Shares

The board can refuse to register the transfer of any shares which are not fully paid.

40.	Other Rights to Decline Registration

(A)	Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

(ii)	Transfers cannot be in favour of more than four joint holders.

(iii)
The share transfer form must be properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and must be delivered to the office, or any other place decided on by the board. The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the company was not required to, and did not send, a certificate. The board can also ask (acting reasonably) for any other evidence to show that the person wishing to transfer the share is entitled to do so and, if the share transfer form is signed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

(B)	CREST shares

(i)	Registration of a transfer of CREST shares can be refused in the circumstances set out in the uncertificated securities rules.

(ii)	Transfers cannot be in favour of more than four joint holders.

(C)	Renunciations

Where a share has not yet been entered on the register, the board can recognise a renunciation by that person of his right to the share in favour of some other person. Such renunciation will be treated as a transfer and the board has the same powers of refusing to give effect to such a renunciation as if it were a transfer.

41.	No Fee for Registration

No fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.

42.	Untraced Shareholders

(A)	The company can sell any certificated shares at the best price reasonably obtainable at the time of the sale if:

(i)
during the 12 years before the earliest of the notices referred to in (ii) below, the shares have been in issue either as certificated shares or as CREST shares, at least three cash dividends have become payable on the shares and no dividend has been cashed during that period;

(ii)
after the 12 year period, the company has published a notice, stating that it intends to sell the shares. The notice must have appeared in a national newspaper and in a local newspaper in each case circulating in the country and area, respectively, of the postal address held by the company for serving notices relating to those shares; and

(iii)
during the 12 year period and for three months after the last of the notices referred to in (ii) above appear, the company has not heard from the shareholder or any person entitled to the shares by law.

(B)
The company can also sell at the best price reasonably obtainable at the time of the sale any additional certificated shares in the company issued either as certificated shares or as CREST shares during the said 12 year period referred to in paragraph (A)(i) in right of any share to which paragraph (A) applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) and (iii) are satisfied in relation to the additional shares (but as if the words “after the 12 year period” were omitted from paragraph (A)(ii) and the words “during the 12 year period and” were omitted from paragraph (A)(iii)) and no dividend has been cashed on these shares.

(C)
To sell any shares in this way, the board can appoint anyone to transfer the shares.  This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law.  The person to whom the shares are transferred will not be bound to concern himself as to what is done with the purchase moneys nor will his ownership be affected even if the sale is irregular or invalid in any way.

(D)
The proceeds of sale will belong to the company, but it must pay an amount equal to the sale proceeds less the costs of the sale to the shareholder who could not be traced, or to the person who is entitled to his shares by law, if that shareholder, or person, asks for it unless and until forfeited under this article.

(E)
After the sale, the company must record the name of the shareholder, or (if known) the person who would have been entitled to the shares by law, as a creditor for the money in its accounts. The company will not be a trustee of the money and will not be liable to pay interest on it.  The company can use the money, and any money earned by using the money, for its business or in any other way that the board decides. If no valid claim for the money has been received by the company during a period of six years from the date on which the relevant shares were sold by the company under this article, the money will be forfeited and belong to the company.

43.	Transmission on Death

(A)
When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people who will be recognised as being entitled to his shares.

(B)	If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people who will be recognised as being entitled to his shares.

(C)	However, this article does not discharge the estate of any shareholder from any liability.

44.	Entry of Transmission in Register

A person who becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law must provide any evidence of his entitlement which is reasonably required.  In the case of certificated shares, the board must note this entitlement in the register within two months of receiving such evidence.

45.	Election of Person Entitled by Transmission

(A)	Subject to these articles, a person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

(B)
If a person who is entitled to a certificated share by law wants to be registered as a shareholder, he must deliver or send a notice to the company saying that he has made this decision.  This notice will be treated as a transfer form.  All the provisions of these articles about registering transfers of certificated shares apply to it.  The board has the same power to refuse to register a person entitled to certificated shares by law as it would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(C)
If a person entitled to a CREST share by law wants to be registered as a shareholder, he must do so in accordance with the uncertificated securities rules. All the provisions of these articles about registering transfers of CREST shares will apply and the same power to refuse to register a person entitled to a CREST share by law will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

(D)
If a person who is entitled to a certificated share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected.  The board has the same power to refuse to register the person selected as it would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(E)
If a person who is entitled to a CREST share by law wants the share to be transferred to another person, he must do this using CREST.  The same power to refuse to register the person selected will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

46.	Rights of Person Entitled by Transmission

(A)	Where a person becomes entitled to a share by law, the rights of the registered shareholder in relation to that share will cease to have effect.

(B)
A person who is entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of the share, on supplying evidence reasonably required to show his title to the share.  However, the board can send written notice to the person saying the person must either be registered as the holder of the share or transfer the share to some other person.  If the person entitled to a share by law does not do this within 60 days of the notice, the board can withhold all dividends or other money relating to the share until he does.

(C)	Unless he is registered as the holder of the share, the person entitled to a share by law is not entitled to:

(i)	receive notices of shareholders’ meetings or attend or vote at these meetings; or

(ii)	exercise any of the other rights of a shareholder in relation to these meetings,

unless the board decides to allow this.

47.	Sub-Division

Any resolution authorising the company to sub-divide any of its shares can provide that, as between the holders of the divided shares, different rights and restrictions of a kind which the company can apply to new shares can apply to different divided shares.

48.	Fractions

If any shares are consolidated, consolidated and then divided or divided, the board has the power to deal with any fractions of shares which result.  If the board decides to sell any shares representing fractions, it must do so for the best price reasonably obtainable and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements. The board can arrange for any shares representing fractions to be entered in the register as certificated shares if it considers that this makes it easier to sell them.  The board can sell those shares to anyone, including the company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions. The buyer does not have to take any steps to see how any money he is paying is used and his ownership will not be affected if the sale is irregular or invalid in any way.

49.	Location of General Meetings

The annual general meeting and any other general meeting of the company will usually be held in The Netherlands but the board may decide otherwise.

50.	Form of Notice

(A)	In addition to any requirements under the legislation and these articles, the notice for any general meeting must state:

(i)
where the meeting is to be held (the “principal meeting place”) and the location of any satellite meeting place arranged for the purposes of article 51(D), which shall be identified as such in the notice; and

(ii)	details of any arrangements made for the purpose of article 51(H) (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

(B)
At the same time that notice is given for any general meeting, an announcement of the date, time and place of that meeting will, if practicable, be published in a national newspaper in The Netherlands.

51.	Meeting in Different Places

(A)
Subject to the legislation and these articles, every shareholder can attend a general meeting in person or by proxy. Where the general meeting is to be held at more than one place, a shareholder or proxy prevented from attending at one place can attend and participate at another place.

(B)	The board can make arrangements that it, in its discretion, thinks appropriate to:

(i)	regulate the number of persons attending at a place where a general meeting (or adjourned meeting) is to be held;

(ii)	ensure the safety of persons attending at that place; or

(iii)	enable attendance at that meeting (or adjourned meeting),

and can change those arrangements at any time.  The arrangements can include (without limitation) the issue of tickets or the use of a random method of selection.

(C)	In the case of a general meeting to which the arrangements in paragraph (B) apply, the board can, when specifying the place of the meeting:

(i)	direct that the meeting will be held at a place identified in the notice which the chairman of the meeting will attend; and

(ii)
make arrangements for simultaneous attendance and participation at other places by shareholders and proxies entitled to attend the meeting but excluded from it under paragraph (B) or who want to attend at one of the other places.

The notice of meeting does not have to give details of any arrangements under this article.

(D)
The board (or the chairman of the meeting in the case of an adjourned meeting) may resolve to enable persons entitled to attend a general meeting (or an adjourned general meeting) to do so by simultaneous attendance and participation at one or more satellite meeting places anywhere in the world.  The shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question.

(E)
If shareholders and/or proxies attend at one or more other places in accordance with paragraph (C) or at one or more satellite meeting places in accordance with paragraph (D), the general meeting will be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting places are able to:

(i)	participate in the business for which the meeting has been convened;

(ii)
hear and see all persons who address the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) who are attending at the principal meeting place, any places in accordance with paragraph (C) and any satellite meeting places in accordance with paragraph (D); and

(iii)	be heard and seen when addressing the meeting by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

(F)
For the purposes of this article, the right of a shareholder to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the legislation or these articles to be made available at the meeting.

(G)
If it appears to the chairman of the general meeting that the facilities at the principal meeting place or at a satellite meeting place or at any other meeting place have become inadequate for the purposes referred to in paragraph (E), the chairman of the general meeting may, without the consent of the meeting, interrupt or adjourn the general meeting.  All business conducted at that general meeting up to the time of that adjournment shall be valid.  The provisions of article 60 shall apply to that adjournment.

(H)
The board may make arrangements for persons not entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting by the use of loudspeakers, audio-visual communications equipment or other electronic communications by attending any venue anywhere in the world.  Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue.  The inability for any reason of any shareholder present in person or by persons at such venue to view or hear all or any of the proceedings of the meeting shall not in any way affect the validity of the proceedings of the meeting.

(I)	Subject to paragraph (A), arrangements for simultaneous attendance can include arrangements for regulating the number of persons attending at any other places.

(J)	The board’s powers and discretions under this article are delegated to the chairman of the relevant general meeting.

52.	Omission or Non-Receipt of Notice

(A)
If any notice, document or other information relating to any meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the company becomes aware of such non-receipt), the meeting or other proceeding will not be invalid as a result.

(B)	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

53.	Postponement of General Meetings

If the board considers that it is impracticable or undesirable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, they can move or postpone the meeting (or do both).  If the board does this, an announcement of the date, time and place of the rearranged meeting will, if practicable, be published in at least two national newspapers in the United Kingdom and in one national newspaper in The Netherlands.  Notice of the business of the meeting does not need to be given again. The board must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged meeting.  The board can also move or postpone the rearranged meeting (or do both) under this article.

54.	Quorum

Before a general meeting starts to do business, there must be a quorum present. Unless these articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be shareholders who are personally present or proxies for shareholders or a combination of both.  If a quorum is not present, a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting.

55.	Procedure if Quorum Not Present

(A)
This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting can decide or if a quorum ceases to be present during a general meeting.

(B)
If the meeting was called by shareholders it will be cancelled.  Any other meeting will be adjourned to a day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened), time and place decided on by the chairman of the meeting.

(C)	One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

56.	Security Arrangements

The board can put in place arrangements, both before and during any general meeting, which it considers to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it including, without limitation, searches and other similar security arrangements or restrictions. This authority includes power to refuse entry to, or remove from meetings, people who fail to comply with the arrangements including any person who fails to submit to a search or other similar security arrangement or restriction.

57.	Chairman of General Meeting

(A)	The chairman will be the chairman of the meeting at every general meeting, if he is willing and able to take the chair.

(B)
If the company does not have a chairman, or if he is not willing and able to take the chair, a deputy chairman will chair the meeting if he is willing and able to take the chair. If more than one deputy chairman is present they will agree between themselves who will take the chair and if they cannot agree, the deputy chairman who has been a director longest will take the chair.

(C)
If the company does not have a chairman or a deputy chairman, or if neither the chairman nor a deputy chairman is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman of the meeting.  If there is only one director present, he will be the chairman of the meeting, if he agrees.

(D)
If there is no director willing and able to be the chairman of the meeting, then the persons who are present at the meeting and entitled to vote will decide which one of them is to be the chairman of the meeting.

(E)	Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

58.	Orderly Conduct

The chairman of a meeting can take any action he considers appropriate for proper and orderly conduct at a general meeting. The chairman’s decision on points of order, matters of procedure or on matters that arise incidentally from the business of a meeting is final, as is the chairman’s decision on whether a point or matter is of this nature.

59.	Entitlement to Attend and Speak

Each director can attend and speak at any general meeting of the company. The chairman of a meeting can also allow anyone to attend and speak where he considers that this will help the business of the meeting.

60.	Adjournments

(A)	The chairman of a meeting can adjourn the meeting before or after it has started, and whether or not a quorum is present, if he considers that:

(i)	there is not enough room for the number of shareholders and proxies who can and wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

(iii)	an adjournment is necessary for any other reason so that the business of the meeting can be properly carried out.

The chairman of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place which he decides.  He can also adjourn the meeting to a later time on the same day or indefinitely.  If a meeting is adjourned indefinitely, the board will fix the time, date and place of the adjourned meeting.

(B)
The chairman of a meeting can also adjourn a meeting which has a quorum present if this is agreed by the meeting.  This can be to a time, date and place proposed by the chairman of the meeting or the adjournment can be indefinite.  The chairman of the meeting must adjourn the meeting if the meeting directs him to.  In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to.  If a meeting is adjourned indefinitely, the board will fix the time, date and place of the adjourned meeting.

(C)	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

(D)	Meetings can be adjourned more than once.

61.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place sixty days or more after it was adjourned or if business is to be considered at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting must be given in the same way as was required for the original meeting.  Except as provided in this article, there is no need to give such notice of the adjourned meeting or of the business to be considered there.

62.	Amendments to Resolutions

(A)
Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution.  No other amendments can be proposed to any special resolution.

(B)	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:

(i)	notice of the proposed amendment has been received by the company at the office at least two working days before the date of the meeting, or adjourned meeting; or

(ii)	the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendment can be proposed to an ordinary resolution. The chairman of the meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.

63.	Amendments Ruled Out of Order

If the chairman of a meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

64.	Votes of Shareholders

Shareholders will be entitled to vote at a general meeting, whether on a show of hands or a poll, as provided in the legislation.  Where a proxy is given discretion as to how to vote on a show of hands this will be treated as an instruction by the relevant shareholder to vote in the way which the proxy decides to exercise that discretion. This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time and to these articles.

65.	Method of Voting

(A)	The board can decide in advance of any general meeting that some or all of the resolutions to be put to the vote at a general meeting will be decided on a poll.

(B)
A resolution put to the vote at any general meeting will be decided on a show of hands unless the board has decided otherwise pursuant to paragraph (A) or unless a poll is demanded when, or before, the chairman of the meeting declares the result of the show of hands.  Subject to the legislation, a poll can be demanded by:

(i)	the chairman of the meeting;

(ii)	at least five persons at the meeting who are entitled to vote;

(iii)
one or more shareholders at the meeting who are entitled to vote (or their proxies) and who have between them at least ten per cent. of the total votes of all shareholders who have the right to vote at the meeting; or

(iv)
one or more shareholders at the meeting who have shares which allow them to vote at the meeting (or their proxies) and on which the total amount which has been paid up is at least ten per cent. of the total sum paid up on all shares which give the right to vote at the meeting.

(C)	The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

(D)	A demand for a poll can be withdrawn if the chairman of the meeting agrees to this.

(E)
If no poll is demanded or a demand for a poll is withdrawn, any declaration by the chairman of the meeting of the result of a vote on that resolution by a show of hands will stand as conclusive evidence of the result without proof of the number or proportion of the votes recorded for or against the resolution.

(F)	The chairman of the meeting can decide the manner in which any poll or vote on a show of hands is conducted.

66.	Procedure if Poll Demanded

If a poll is demanded in the way allowed by these articles, the chairman of the meeting can decide when, where and how it will be taken.  The result will be treated as the decision of the meeting at which the poll was demanded, even if the poll is taken after the meeting.

67.	When Poll to be Taken

If a poll is demanded on a vote to elect the chairman of the meeting, or to adjourn a meeting, it must be taken immediately at the meeting. Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place decided on by the chairman of the meeting.  It is not necessary to give notice for a poll which is not taken immediately.

68.	Continuance of Other Business after Poll Demand

A demand for a poll on a particular matter (other than on the election of the chairman of the meeting or on the adjournment of the meeting) will not stop a meeting from continuing to deal with other matters.

69.	Votes of Joint Holders

If more than one joint shareholder votes (including voting by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.

70.	Voting on behalf of Incapable Member

This article applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder. The person appointed to act for that shareholder can vote for him.  He can also exercise any other rights of the shareholder relating to meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll.  Before the representative does so however, such evidence of his authority as the board requires must be received by the company not later than the latest time at which proxy forms must be received to be valid for use at the relevant meeting or on the holding of the relevant poll.

71.	No Right to Vote where Sums Overdue on Shares

Unless the board decides otherwise, a shareholder cannot attend or vote shares at any general meeting of the company or upon a poll or exercise any other right conferred by membership in relation to general meetings or polls if he has not paid all amounts relating to those shares which are due at the time of the meeting.

72.	Objections or Errors in Voting

If:

(i)	any objection to the right of any person to vote is made;

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted,

the objection or error must be raised or pointed out at the meeting (or the adjourned meeting) or poll at which the vote objected to is cast or at which the error occurs.  Any objection or error must be raised with or pointed out to the chairman of the meeting.  His decision is final.  If a vote is allowed at a meeting or poll, it is valid for all purposes and if a vote is not counted at a meeting or poll, this will not affect the decision of the meeting or poll.

73.	Appointment of Proxies

(A)
A proxy form must be in writing, signed by the shareholder appointing the proxy, or by his attorney.  Where the proxy is appointed by a company, the proxy form should either be sealed by that company or signed by someone authorised to sign it.

(B)
If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant meeting.  However, if this article 73(B) applies and the company secretary is satisfied (at his sole discretion) that the member has made a genuine error in completing the proxy forms, such steps can be taken as are necessary to correct the error in accordance with the instructions of the shareholder, provided that the company secretary is satisfied (at his sole discretion) that any such steps are practicable and will not lead to disproportionate disruption to the general meeting or expense.

74.	Receipt of Proxies

(A)	Proxy forms which are in hard copy form must be received at the office, or at any other place specified by the company for the receipt of appointments of proxy in hard copy form:

(i)	48 hours (or such shorter time as the board decides) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the board decides) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the board decides), if the poll is taken after the end of the meeting or adjourned meeting but not more than 48 hours after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the board, or an office copy) must be received with the proxy form.

(B)	Proxy forms which are in electronic form must be received at the address specified by the company for the receipt of appointments of proxy by electronic means at least:

(i)	48 hours (or such shorter time as the board decides) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the board decides) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the board decides), if the poll is taken after the end of the meeting or adjourned meeting but not more than 48 hours after it was demanded.

If such a proxy form is signed by an attorney and the board requires this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the board, or an office copy) must be received at such address, at the office or at any other place specified by the company for the receipt of such documents by the time set out in paragraph (i) or (ii) or (iii) above, as applicable.

(C)
Providing the form appointing a proxy is received by the time specified in paragraph (A) or paragraph (B) (as appropriate), the instructions in terms of how the proxy is to vote, and in terms of the number of shares in respect of which the proxy is entitled to vote, can be amended at any time provided that the amended instructions are received at the address specified pursuant to paragraph (A) or paragraph (B) (as appropriate) at least 24 hours before the meeting or the adjourned meeting.  The amended instruction must be submitted by way of a further proxy form and the provisions of article 73, relating to signature, apply equally to this further proxy form.

(D)	If the above requirements are not complied with, the proxy will not be able to act for the person who appointed him.

(E)
If more than one valid proxy form is received in respect of the same share for use at the same meeting or poll, the one which is received last (regardless of its date or the date on which it is signed) will be treated as the valid form.  If it is not possible to determine the order of receipt, none of the forms will be treated as valid.

(F)	A shareholder can attend and vote at a general meeting or on a poll even if he has appointed a proxy to attend and, on a poll, vote on his behalf at that meeting or on that poll.

(G)
The proceedings at a general meeting will not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(H)	When calculating the periods mentioned in this article, the board can decide not to take account of any part of a day that is not a working day.

75.	Maximum Validity of Proxy

A proxy form will cease to be valid 12 months from the date of its receipt. But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned meeting or on a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

76.	Form of Proxy

A proxy form can be in any form which the board approves. A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to, or any other business which may properly come before, the meeting.  Unless it says otherwise, a proxy form is valid for the meeting to which it relates and also for any adjournment of that meeting.

77.	Cancellation of Proxy’s Authority

Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:

(i)	the person who appointed the proxy has died or is of unsound mind;

(ii)	the proxy form has been revoked; or

(iii)	the authority of the person who signed the proxy form for the shareholder has been revoked.

Any vote cast or poll demanded by a company representative will also be valid even though his authority has been revoked.

However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the company for the receipt of proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

78.	Separate General Meetings

If a separate general meeting of holders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes. A general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the ordinary shares.

79.	Headquarters of the Company

The headquarters of the company shall be in The Netherlands. The meaning of “headquarters” for the purposes of this article shall be established by the board and can only be amended by resolution of the board in respect of which two-thirds of the directors present and voting vote in favour.

80.	Number of Directors

The company must have a minimum of three directors and can have a maximum of 20 directors (disregarding alternate directors), but these restrictions can be changed by the board.

81.	Directors’ Shareholding Qualification

The directors are not required to hold any shares in the company.

82.	Power of Company to Appoint Directors

Subject to these articles, the company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason.

83.	Power of the Board to Appoint Directors

Subject to these articles, the board can appoint any willing person to be a director, either as an extra director or as a replacement for another director. Any director appointed in this way must retire from office at the first annual general meeting after his appointment.  A director who retires in this way is then eligible for re-appointment.

84.	Retirement of Directors by Rotation

(A)	At every annual general meeting the following directors shall retire from office:

(i)	any director who has been appointed by the board since the last annual general meeting, and

(ii)	any director who held office at the time of the two preceding annual general meetings and who did not retire at either of them, and

(iii)	any director who has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting.

(B)	Any director who retires at an annual general meeting may offer himself for reappointment by the shareholders.

85.	Filling Vacancies

Subject to these articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place.

86.	Power of Removal by Special Resolution

In addition to any power to remove directors conferred by the legislation, the company can pass a special resolution to remove a director from office even though his time in office has not ended and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution.

87.	Persons Eligible as Directors

The only people who can be appointed as directors at a general meeting are the following:

(i)	directors retiring at the meeting;

(ii)	anyone recommended by a resolution of the board; and

(iii)
anyone nominated by a shareholder (not being the person to be nominated) in the following way. The shareholder must be entitled to vote at the meeting.  He must deliver to the office not less than six nor more than 21 days before the day of the meeting:

(a)	a letter stating that he intends to nominate another person for appointment as a director; and

(b)	written confirmation from that person that he is willing to be appointed.

88.	Position of Retiring Directors

A director retiring at a general meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint another person in the director’s place or when a resolution to re-appoint the director is put to the meeting and lost.  Where a retiring director is re-appointed, he continues as a director without a break.

89.	Vacation of Office by Directors

(A)	Any director automatically stops being a director if:

(i)	he gives the company a written notice of resignation;

(ii)	he gives the company a written notice in which he offers to resign and the board decides to accept this offer;

(iii)	all of the other directors (who must comprise at least three people) pass a resolution or sign a written notice requiring the director to resign;

(iv)	he is or has been suffering from mental or physical ill-health and the board passes a resolution removing the director from office;

(v)
he has missed directors’ meetings (whether or not an alternate director appointed by him attends those meetings) for a continuous period of six months without permission from the board and the board passes a resolution removing the director from office;

(vi)	a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

(vii)	he is prohibited from being a director under the legislation; or

(viii)	he ceases to be a director under the legislation or he is removed from office under these articles.

(B)	If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the board.

90.	Alternate Directors

(A)
Any director can appoint any person (including another director) to act in his place (called an “alternate director”).  That appointment requires the approval of the board, unless previously approved by the board or unless the appointee is another director.  A director appoints an alternate director by sending a signed written notice of appointment to the office or to an address specified by the company or by tabling it at a meeting of the board, or in such other way as the board approves.

(B)
The appointment of an alternate director ends on the happening of any event which, if he were a director, would cause him to vacate that office.  It also ends if the alternate director resigns his office by written notice to the company or if his appointor stops being a director, unless that director retires at a general meeting at which he is reappointed.  A director can also remove his alternate director by a written notice sent to the office or to an address specified by the company or tabled at a meeting of the board.

(C)
An alternate director is entitled to receive notices of meetings of the board  He is entitled to attend and vote as a director at any meeting at which the director appointing him is not personally present and generally at that meeting is entitled to perform all of the functions of his appointor as a director.  The provisions of these articles regulating the meeting apply as if he (instead of his appointor) were a director.  If he is himself a director, or he attends any meeting as an alternate director for more than one director, he can vote cumulatively for himself and for each other director he represents but he cannot be counted more than once for the purposes of the quorum.  An alternate director’s signature to any resolution in writing of the board is as effective as the signature of his appointor, unless the notice of his appointment provides to the contrary. This article also applies in a similar fashion to any meeting of a committee of which his appointor is a member.  Except as set out in this article, an alternate director:

(i)	does not have power to act as a director;

(ii)	is not deemed to be a director for the purposes of these articles; and

(iii)	is not deemed to be the agent of his appointor.

(D)
An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and to be repaid expenses and to be indemnified by the company to the same extent as if he were a director.  However, he is not entitled to receive from the company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to his appointor as his appointor may tell the company in writing to pay to his alternate director.

91.	Executive Directors

(A)
The board or any committee authorised by the board can appoint one or more directors to any executive position, on such terms and for such period as they think fit.  They can also terminate or vary an appointment at any time.  The board or any committee authorised by the board will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director.

(B)
If the board terminates the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

92.	Directors’ Fees

The total fees paid to all of the directors (excluding any payments made under any other provision of these articles) must not exceed:

(i)	€4,000,000 a year; or

(ii)	any higher sum decided on by an ordinary resolution at a general meeting.

It is for the board to decide how much to pay each director by way of fees under this article.

93.	Additional Remuneration

The board or any committee authorised by the board can award extra fees to any director who, in its view, performs any special or extra services for the company.  Extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another). This is all decided by the board or any committee authorised by the board.

94.	Expenses

The company can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the board or committees of the board or any other meetings which as a director he is entitled to attend. The company will pay all other expenses properly and reasonably incurred by each director in connection with the company’s business or in the performance of his duties as a director. The company can also fund a director’s or former director’s expenditure and that of a director or former director of any holding company of the company for the purposes permitted by the legislation and can do anything to enable a director or former director or a director or former director of any holding company of the company to avoid incurring such expenditure all as provided in the legislation.

95.	Pensions and Gratuities for Directors

(A)
The board or any committee authorised by the board can decide whether to provide pensions, annual payments or other benefits to any director or former director of the company, or any relation or dependant of, or person connected to, such a person.  The board can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes.  The company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution.

(B)
A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

96.	Directors’ Interests

Conflicts of interest requiring authorisation by directors

(A)
The board may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the legislation to avoid conflicts of interest (“Conflict”).

(B)
A director seeking authorisation in respect of a Conflict must tell the board of the nature and extent of his interest in a Conflict as soon as possible. The director must give the board sufficient details of the relevant matter to enable it to decide how to address the Conflict together with any additional information which it may request.

(C)
Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these articles except that:

(i)	the relevant director and any other director with a similar interest will not count in the quorum and will not vote on a resolution giving such authority; and

(ii)
the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any meeting of the board while the Conflict is under consideration.

(D)	Where the board gives authority in relation to a Conflict or where any of the situations described in paragraph (F) applies in relation to a director (“Relevant Situations”):

(i)
the board may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at directors’ meetings or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as they think fit;

(ii)	the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Relevant Situation;

(iii)
the board may also provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)	the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

Other conflicts of interest

(E)
If a director knows that he is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must tell the other directors of the nature and extent of that interest in accordance with the legislation.

(F)	If he has disclosed the nature and extent of his interest in accordance with paragraph (E), a director can do any one or more of the following:

(i)	have any kind of interest in a contract with or involving the company or another company in which the company has an interest;

(ii)
hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide;

(iii)	alone, or through a firm with which he is associated do paid professional work for the company or another company in which the company has an interest (other than as auditor);

(iv)
be or become a director or other officer of, or employed by or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company has an interest; and

(v)
be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

Benefits

(G)
A director does not have to hand over to the company or the shareholders any benefit he receives or profit he makes as a result of anything authorised under paragraph (A) or allowed under paragraph (F) nor is any type of contract authorised under paragraph (A) or allowed under paragraph (F) liable to be avoided.

Quorum and voting requirements

(H)
A director cannot vote or be counted in the quorum on a resolution of the board relating to appointing that director to a position with the company or a company in which the company has an interest or the terms or the termination of the appointment.

(I)
This paragraph applies if the board is considering proposals about appointing two or more directors to positions with the company or any company in which the company has an interest.  It also applies if the board is considering setting or changing the terms of their appointment.  These proposals can be split up to deal with each director separately.  If this is done, each director can vote and be included in the quorum for each resolution, except any resolution concerning him or concerning the appointment of another director to a position with a company in which the company is interested where the director has a Relevant Interest in it.

(J)
A director cannot vote or be counted in the quorum on a resolution of the board about a contract in which he has an interest and, if he does vote, his vote will not be counted, but this prohibition will not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest is included in the following list:

(i)
a resolution about giving him any guarantee, indemnity or security for money which he or any other person has lent or obligations he or any other person has undertaken at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)
a resolution about giving any guarantee, indemnity or security to another person for a debt or obligation which is owed by the company or any of its subsidiary undertakings to that other person if the director has taken responsibility for some or all of that debt or obligation. The director can take this responsibility by giving a guarantee, indemnity or security;

(iii)	a resolution about giving him any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)
a resolution about the company funding his expenditure on defending proceedings or the company doing something to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)
a resolution relating to an offer by the company or any of its subsidiary undertakings of any shares or debentures or other securities for subscription or purchase if the director takes part because he is a holder of shares, debentures or other securities or if he takes part in the underwriting or sub-underwriting of the offer;

(vi)	a resolution about a contract in which he has an interest because of his interest in shares or debentures or other securities of the company or because of any other interest in or through the company;

(vii)
a resolution about a contract involving any other company if the director has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder in that company).  This does not apply if he knows that he has a Relevant Interest in that company;

(viii)
a resolution about a contract relating to a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which gives the director benefits which are also generally given to the employees to whom the fund or scheme relates;

(ix)
a resolution about a contract relating to an arrangement for the benefit of employees of the company or of any of its subsidiary undertakings which only gives him benefits which are also generally given to the employees to whom the arrangement relates; and

(x)	a resolution about a contract relating to any insurance which the company can buy or renew for the benefit of directors or of a group of people which includes directors.

(K)
A director will be treated as having a Relevant Interest in a company if he holds an interest in shares representing one per cent. or more of a class of equity share capital (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.  Interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored.

(L)	Where a company in which a director has a Relevant Interest is interested in a contract, the director will also be treated as being interested in that contract.

(M)
Subject to these articles, the board can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the company and the voting rights which the directors have as directors of that other company in any way that it decides.  This includes voting in favour of a resolution appointing any of the directors as directors or officers of that company and deciding their remuneration.  Subject to these articles, any director can also vote and be counted in the quorum as a director of the company in connection with any of these things.

(N)
If a question comes up at a meeting of the board about whether a director (other than the chairman of the meeting) has an interest in a contract and whether it is likely to give rise to a conflict of interest or whether he can vote or be counted in the quorum and the director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting.  The chairman of the meeting’s ruling about any other director is final and conclusive unless the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the board.  If the question comes up about the chairman of the meeting, the question shall be decided by a resolution of the board.  The chairman of the meeting cannot vote on the question but can be counted in the quorum.  The board’s resolution about the chairman of the meeting is conclusive, unless the nature or extent of the chairman’s interest (so far as it is known to him) has not been fairly disclosed to the board.

General

(O)	References in this article to

(i)	a contract include references to an existing or proposed contract and to an existing or proposed transaction or arrangement whether or not it is a contract; and

(ii)	a conflict of interest include a conflict of interest and duty and a conflict of duties.

(P)	The company can by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract which has not been properly authorised in accordance with this article.

97.	General Powers of Company Vested in Board

(A)
The board will manage the company’s business.  It can use all the company’s powers except where these articles or the legislation say that powers can only be used by the shareholders voting to do so at a general meeting.  The general management powers under this article are not limited in any way by specific powers given to the board by other articles.

(B)	The board is, however, subject to:

(i)	the provisions of the legislation;

(ii)	the requirements of these articles; and

(iii)
any regulations laid down by the shareholders by passing a special resolution at a general meeting. If a change is made to these articles or if the shareholders lay down any regulation relating to something which the board has already done which was within its powers, that change or regulation cannot invalidate the board’s previous action.

98.	Borrowing Powers

(A)	The board can exercise all the company’s powers:

(i)	to borrow money;

(ii)	to guarantee;

(iii)	to indemnify;

(iv)	to mortgage or charge all or any of the company’s undertaking, property and assets (present and future) and uncalled capital;

(v)	to issue debentures and other securities; and

(vi)	to give security, either outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

(B)	(i)
The board must limit the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiary undertakings so as to ensure that no money is borrowed if the total amount of the group’s borrowings then exceeds, or would as a result of such borrowing exceed, two times the company’s adjusted capital and reserves. This affects subsidiary undertakings only to the extent that the board can do this by exercising these rights or powers of control.

(ii)	This limit can be exceeded if the consent of the shareholders has been given in advance by passing an ordinary resolution.

(iii)	This limit does not include any borrowings owing by one member of the group to another member of the group.

(C)	Adjusted capital and reserves

The company’s adjusted capital and reserves will be established by the following calculations:

Add:

(i)	the amount paid up on the company’s issued share capital (including any shares held as treasury shares); and

(ii)	the amount standing to the credit of the reserves of the company (which include any share premium account, capital redemption reserve or merger reserve and retained earnings),

using the figures shown on the then latest audited balance sheet.

Then:

(iii)	deduct any debit balance on retained earnings at the date of the audited balance sheet (if such a deduction has not already been made); and

(iv)	make any adjustments needed to reflect any changes since the date of the audited balance sheet to the amount of paid up share capital or reserves.

(D)	Borrowings

When calculating the group’s borrowings, the board will include not only borrowings but also the following (unless these have already been included in borrowings):

(i)	the amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking beneficially owned otherwise than by a member of the group;

(ii)
the amount of any other issued and paid up share capital and the principal amount of any debentures or borrowed moneys not beneficially owned by a member of the group where a member of the group has given a guarantee or indemnity for its redemption or repayment or where a member of the group may have to buy such share capital, debenture or borrowed money;

(iii)	the amount outstanding under any acceptance credits opened for or in favour of any member of the group;

(iv)	the principal amount of any debenture (whether secured or unsecured) issued by any member of the group which is not beneficially owned by any other member of the group;

(v)	any fixed or minimum premium payable on the final repayment of any borrowing or deemed borrowing; and

(vi)	the minority proportion of moneys borrowed by a member of the group and owing to a partly-owned subsidiary undertaking.

However, the board will not include the following items in the borrowings:

(vii)
amounts borrowed by any member of the group to repay some or all of any other borrowings of any member of the group (but this exclusion will only apply if the original debt is discharged within six months from the new borrowing);

(viii)
amounts borrowed by any member of the group to finance any contract where part of the price receivable by any member of the group is guaranteed or insured by the Export Credits Guarantee Department or any other similar government department or agency (but this exclusion will only apply up to an amount equal to the amount guaranteed or insured);

(ix)
amounts borrowed by, or amounts secured on assets of, an undertaking which became a subsidiary undertaking of the company after the date of the last audited balance sheet (but this exclusion will only apply up to an amount equal to the amount of borrowing, or amounts secured on assets, of the undertaking at the time immediately after it became a subsidiary undertaking); or

(x)	the minority proportion of moneys borrowed by a partly-owned subsidiary undertaking which is not owing to another member of the group.

(E)	Any amounts in a currency other than US dollars will be translated into US dollars when calculating total borrowings. The exchange rate applied will be the exchange rate on:

(i)	the last business day before the date of the calculation; or

(ii)	the last business day six months before the date of the calculation,

whichever exchange rate produces the lower figure.

The exchange rate will be taken as the spot rate in London which is recommended by a London clearing bank (chosen by the board for this purpose) as the most appropriate rate for buying the relevant currency for US dollars on the relevant day.

(F)
If the amount of adjusted capital and reserves is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the group, the amount is to be calculated as if the transaction had already occurred.

(G)
The audited balance sheet of the company will be taken as the audited balance sheet of the company prepared for the purposes of the legislation.  However, if an audited consolidated balance sheet relating to the company and its subsidiary undertakings has been prepared for the same financial year, the audited consolidated balance sheet will be used instead.  In that case, all references to reserves will be taken to be references to consolidated reserves.

(H)
The company can from time to time change the accounting convention applied in the preparation of the audited balance sheet, but any new convention applied must comply with the requirements of the legislation.  If the company prepares a supplementary audited balance sheet applying a different convention from the main audited balance sheet, the main audited balance sheet will be taken as the audited balance sheet for the purposes of the calculations under these articles.

(I)	The group will be taken as the company and its subsidiary undertakings (if any).

(J)
For the purposes of this article the minority proportion means a proportion equal to the proportion of the issued share capital of a partly-owned subsidiary undertaking which does not belong to a member of the group.

(K)	A certificate or report by the company’s auditors:

(i)	as to the amount of the adjusted capital and reserves;

(ii)	as to the amount of any borrowings; or

(iii)	to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time,

will be conclusive evidence of that amount or that fact.

99.	Agents

(A)
The board can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

(B)
The board can decide how long a power of attorney will last for and attach any conditions to it.  The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)	The board can:

(i)	delegate any of its authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people appointed in any of these ways; and

(iv)	cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

(D)
The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

100.	Delegation to Individual Directors

(A)
The board can delegate to a director any of its powers (with power to sub-delegate).  These powers can be given on terms and conditions decided on by the board either in parallel with, or in place of, the powers of the board.

(B)
The board can change the basis on which such powers are given or withdraw such powers.  But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, he will not be affected by it.

(C)
The ability of the board to delegate under this article applies to all of its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorized by the board while other articles do not.

101.	Registers

The company can keep an overseas, local or other register. The board can make and/or change any regulations previously made by them relating to any of such registers.

102.	Provision for Employees

The board can exercise the powers under the legislation to make provision for the benefit of employees or former employees of the company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the company or that subsidiary.

103.	Directors’ Meetings

All meetings of the board will usually be held in The Netherlands but the board will decide in each case when and where to have meetings and how they will be conducted. The board can also adjourn its meetings.  A board meeting can be called by any director. The secretary must call a directors’ meeting if asked to by a director.

104.	Notice of Directors’ Meetings

Directors’ meetings are called by giving notice to all the directors.  Notice is treated as properly given if it is given personally, by word of mouth or in writing to the director’s last known address or any other address given by him to the company for this purpose.  Any director can waive his entitlement to notice of any directors’ meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.

105.	Quorum

If no other quorum is fixed by the board, two directors are a quorum.  Subject to these articles, if a director ceases to be a director at a directors’ meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present.

106.	Directors below Minimum through Vacancies

The board can continue to act even if one or more of the directors stops being a director.  But if the number of directors falls below the minimum which applies under these articles, or the number fixed as the quorum for directors’ meetings, the remaining director(s) may only act to:

(i)	appoint further director(s) to make up the shortfall; or

(ii)	convene general meetings.

If no director or directors are willing or able to act under this article, any two shareholders (excluding any shareholder holding shares as treasury shares) can call a general meeting to appoint extra director(s).

107.	Appointment of Chairman

(A)
The board can appoint any director as chairman or as deputy chairman and can remove him from that office at any time. If the chairman is at a directors’ meeting, he will chair it. In his absence, the chair will be taken by a deputy chairman, if one is present. If more than one deputy chairman is present, they will agree between them who should chair the meeting or, if they cannot agree, the deputy chairman longest in office as a director will take the chair. If there is no chairman or deputy chairman present within five minutes of the time when the directors’ meeting is due to start, the directors who are present can choose which one of them will be the chairman of the meeting.

(B)
References in these articles to a deputy chairman include, if no one has been appointed with that title, a person appointed to a position with another title which the board designates as equivalent to the position of deputy chairman.

108.	Competence of Meetings

A directors’ meeting at which a quorum is present can exercise all the powers and discretions of the board.

109.	Voting

Matters to be decided at a directors’ meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote.

110.	Delegation to Committees

(A)
The board can delegate any of its powers or discretions to committees of one or more persons. If the board has delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the board. These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people. But:

(i)	there must be more directors on a committee than persons who are not directors; and

(ii)	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

(B)
Unless the board decides not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees. Reference in these articles to committees include sub-committees permitted under this article.

(C)
If a committee consists of more than one person, the articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.

(D)
The ability of the board to delegate under this article applies to all of its powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by the board while other articles do not.

111.	Participation in Meetings

All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum. Any such meeting will be deemed to take place where the largest group of directors participating is assembled or, if there is no such group, where the chairman of the meeting then is.

112.	Resolution in Writing

A resolution in writing of which notice has been given to all directors who at the time are entitled to receive notice of a directors’ meeting and who would be entitled to vote on the resolution at a directors’ meeting must be signed by a majority of such directors (who together meet the quorum requirement for directors’ meetings). This kind of resolution is just as valid and effective as a resolution passed by the board at a meeting which is properly called and held. The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.

113.	Validity of Acts of Directors or Committee

Everything which is done by any directors’ meeting, or by a committee of the board, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.

114.	Use of Seals

(A)	The board must arrange for every seal of the company to be kept safely.

(B)	A seal can only be used with the authority of the board or a committee authorised by the board.

(C)
Subject as otherwise provided in these articles or as determined by the board, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by one director in the presence of a witness who attests the signature or by any other person or persons authorised by the directors.

(D)
Any document to which the official seal is applied need not be signed, unless the board decides otherwise or the legislation requires otherwise, and may be impressed by mechanical means or by printing the seal or a facsimile of it on the instrument.

(E)	The board can resolve that the requirement for any counter-signature in this article can be dispensed with on any occasion.

115.	Declaration of Dividends by Company

The company’s shareholders can declare dividends in accordance with the rights of the shareholders by passing an ordinary resolution. No such dividend can exceed the amount recommended by the board.

116.	Payment of Interim and Fixed Dividends by Directors

If the board considers that the financial position of the company justifies such payments, it can:

(i)	pay the fixed or other dividends on any class of shares on the dates prescribed for the payment of those dividends; and

(ii)	pay interim dividends on shares of any class of any amounts and on any dates and for any periods which it decides.

If the board acts in good faith, it will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

117.	Calculation of Dividends

All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This article applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.

118.	Currency of Dividends

(A)
Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be declared  and paid in whatever currency or currencies the board decides using an exchange rate or exchange rates selected by the board for any currency conversions required. The board can also decide how any costs relating to the choice of currency will be met.

(B)
The board can offer shareholders the choice to receive dividends and other money payable in respect of their shares in alternative currencies on such terms and conditions as the board may prescribe from time to time.

119.	Amounts Due on Shares can be Deducted from Dividends

If a shareholder owes the company any money for calls on shares or money in any other way relating to his shares, the board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him. Money deducted in this way can be used to pay amounts owed to the company.

120.	No Interest on Dividends

Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.

121.	Payment Procedure

(A)
Any dividend or other money payable in cash relating to a share can be paid by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his registered address. Or it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction. A dividend can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or another organisation operating deposit accounts if allowed by the company) named in a written instruction from the person entitled to receive the payment under this article.  Such account is to be an account in the United Kingdom unless the share on which the payment is to be made is held by Euroclear Nederland and the Securities Giro Act applies to such share. Alternatively, a dividend can be paid in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the company.

(B)
For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register. The company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(C)
Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through CREST, bank transfer or other electronic means. The company will not be responsible for a payment which is lost or delayed.

(D)	Dividends can be paid to a person who has become entitled to a share by law as if he were the holder of the share.

122.	Uncashed Dividends

(A)	The company can stop sending dividend payments through the post, or cease using any other method of payment (including payment through CREST), for any dividend if:

(i)	for two consecutive dividends:

(a)	the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

(b)	the payments by any other method have failed; or

(ii)	for any one dividend:

(a)	the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

(b)	the payment by any other method has failed,

and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder.

(B)	Subject to these articles, the company must recommence sending dividend payments if requested in writing by the shareholder or the person entitled to a share by law.

123.	Forfeiture of Unclaimed Dividends

Where any dividends or other amounts payable on a share have not been claimed, the board can invest them or use them in any other way for the company’s benefit until they are claimed.  The company will not be a trustee of the money and will not be liable to pay interest on it.  If a dividend or other money has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and go back to the company unless the board decides otherwise.

124.	Dividends Not in Cash

If recommended by the board, the company can pass an ordinary resolution that a dividend be paid, and the board can decide that an interim dividend be paid, wholly or partly by distributing specific assets (and, in particular, paid up shares or debentures of any other company).  Where any difficulty arises on such a distribution, the board can resolve it as it decides.  For example, it can:

(i)	authorise any person to sell and transfer any fractions;

(ii)	ignore any fractions;

(iii)	value assets for distribution purposes;

(iv)	pay cash of a similar value to adjust the rights of shareholders; and/or

(v)	vest any assets in trustees for the benefit of more than one shareholder.

125.	Scrip Dividends

The board can offer ordinary shareholders (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend.  Before the board can do this, shareholders must have passed an ordinary resolution authorising the board to make this offer.

(i)
The ordinary resolution can apply to some or all of a particular dividend or dividends.  Or it can apply to some or all of the dividends which may be declared or paid in a specified period.  The specified period must not end later than the fifth anniversary of the date on which the ordinary resolution is passed.

(ii)
The board can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell or are treated as telling the company that they no longer wish to receive new shares.

(iii)
A shareholder will be entitled to A shares or B shares (as appropriate) whose total “relevant value” is as near as possible to the cash dividend he would have received (disregarding any tax credit), but not more than it. The relevant value of a share is the average value of the A shares or B shares (as applicable) for five consecutive dealing days selected by the board starting on or after the day when the shares are first quoted “ex dividend”. This average value is worked out from the market value of the A shares or B shares (as applicable) for the relevant dealing days.

(iv)
The ordinary resolution can require that the relevant value is worked out in some different way. A certificate or report by the auditors stating the relevant value of a share for any dividend will be conclusive evidence of that value.

(v)
After the board has decided how many new shares ordinary shareholders will be entitled to, it can notify them in writing of their right to opt for new shares.  This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares.  Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will not need to notify them of a right to opt for new shares.  No shareholders will receive a fraction of a share.  The board can decide how to deal with any fractions left over.  For example, it can decide that the benefit of these fractions belongs to the company or that fractions are ignored or deal with fractions in some other way.

(vi)
If a notice informing any shareholders of their right to opt for new shares is accidentally not sent or is not received (even if the company becomes aware  of such failure to send or such non-receipt), the offer will not be invalid as a result nor give rise to any claim, suit or action.

(vii)
The board can exclude or restrict the right to opt for new shares or make any other arrangements where it decides that this is necessary or convenient to deal with any of the following legal or practical problems:

(a)	problems relating to laws of any territory; or

(b)	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory,

or where the board believes that for any other reason the right should not be given.

(viii)
If a shareholder has opted to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the “elected shares”), will be declared or payable.  Instead, new ordinary shares will be allotted on the basis set out earlier in this article. To do this, the board will convert into capital the sum equal to the total amount of the new ordinary shares to be allotted.  It will use this sum to pay up in full the appropriate number of new ordinary shares.  These will then be allotted and distributed to the holders of the elected shares on the basis set out above. The sum to be converted into capital can be taken from any amount which is then in any reserve or fund or any other sum which is available to be distributed.

The board can do anything it thinks necessary to give effect to any such conversion into capital.

(ix)
The new ordinary shares will rank equally in all respects with the existing fully paid up ordinary shares at the time when the new ordinary shares are allotted.  But they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

(x)
The board can decide that new shares will not be available in place of any cash dividend.  It can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

(xi)
The board can decide how any costs relating to making new shares available in place of a cash dividend will be met.  For example, it can decide that an amount will be deducted from the entitlement of a shareholder under this article.

(xii)
Unless the board decides otherwise or unless the uncertificated securities rules require otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of his cash dividend will be:

(a)	CREST shares if the corresponding elected shares were CREST shares on the record date for that dividend; and

(b)	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.

(xiii)	Unless the board decides otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of his cash dividend will be:

(a)	A shares if the corresponding elected shares are A shares; and

(b)	B shares if the corresponding elected shares are B shares.

(xiv)	The board may not proceed with any election unless the company has sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

126.	Power to Capitalise Reserves and Funds

(A)
If recommended by the board, the company’s shareholders can pass an ordinary resolution to capitalise any sum which is part of any of the company’s reserves or which the company is holding as net profits.

(B)
Unless the ordinary resolution states otherwise, the board will use the sum which is capitalised by setting it aside for the ordinary shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the ordinary shareholders’ entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution). The sum set aside can be used:

(i)	to pay up some or all of any amount on any issued shares which has not already been called, or paid in advance; or

(ii)	to pay up in full or in part shares, debentures or other securities of the company which would then be allotted and distributed, credited as fully paid, to shareholders.

Where the sum capitalised is used to pay up in full shares that are then to be allotted and distributed, credited as fully paid, to shareholders, the company is also entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of shareholders to the distribution will be calculated on this basis.

(C)
The board can appoint any person to sign a contract with the company on behalf of those who are entitled to shares, debentures or other securities under the resolution. Such a contract is binding on all concerned.

127.	Settlement of Difficulties in Distribution

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the board can resolve it in any way which it decides. For example, it can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.

128.	Power to Choose Any Record Date

This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares. This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the board. It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed. This article applies whether what is being done is the result of a resolution of the board, or a resolution at a general meeting. The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.

129.	Inspection of Records

A shareholder is not entitled to inspect any of the company’s accounting records or other books or papers unless:

(i)	the legislation or a proper court order gives him that right;

(ii)	the board authorises him to do so; or

(iii)	the shareholders authorise him to do so by ordinary resolution.

130.	Summary Financial Statements

The company can send or supply summary financial statements to its shareholders instead of copies of its full reports and accounts.

131.	Method of Service

(A)	The company can send or supply any notice, document, including a share certificate, or other information to a shareholder:

(i)	by delivering it to him personally;

(ii)	by addressing it to him and posting it to, or leaving it at, the shareholder’s registered address;

(iii)	through CREST, where it relates to CREST shares;

(iv)	as authorised in writing by the relevant shareholder;

(v)	where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the company for that purpose; or

(vi)	where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article.

Where there are joint shareholders, the notice, document or other information will be sent or supplied to the first named joint holder and will be treated as having been sent or supplied to all the joint holders (unless the company has agreed otherwise with the joint holders).

(B)
Where notices, documents or other information can, in accordance with these articles, be sent or supplied to a shareholder at his registered address or to an address given by the shareholder to the company for the purposes of communications in electronic form (or as otherwise authorised in writing by the relevant shareholder), this will be at the sole discretion of the company secretary when to do so would involve disproportionate difficulty, for example (and without limitation):

(i)	where onerous legal requirements exist in the country where the shareholder is resident in relation to any particular notice, document or other information; or

(ii)	where the company secretary is not satisfied, in the circumstances, that the use of electronic communications will be secure.

(C)	For a shareholder registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

(D)
Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders (unless the company has agreed otherwise with the joint holders).  The agreement or specification of the first named joint holder will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s) (unless the company has agreed otherwise with the joint holders).

(E)
If on two consecutive occasions any notice, document or other information sent or supplied to a shareholder has been returned undelivered, the company need not send or supply further notices, documents or other information to that shareholder until he has communicated with the company and supplied the company (or its agents) with a new registered address, or a postal address within the United Kingdom or The Netherlands for the service of notices and the despatch or supply of documents and other information, or has informed the company of an address for the service of notices and the sending or supply of documents and other information in electronic form.  Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(F)	The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all members.

132.	Record Date for Service

Where the company sends or supplies notices, documents or other information to shareholders, it can do so by reference to the shareholders’ register as it stands at any time not more than 15 days before the date the notice, document or other information is sent or supplied.  Any change of details on the register after that time will not invalidate the sending or supply and the company is not obliged to send or supply the same notice, document or other information to any person entered on the shareholders’ register after the date selected by the company.

133.	Service of Notices on Persons Entitled by Transmission

(A)
This article applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder’s shares, but is still registered as a shareholder.  It applies whether he is registered as a sole or joint shareholder.  A person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the board, can give the company a postal address for the sending or supply of notices, documents and other information or an address for the purposes of communications by electronic means.  If this is done, notices, documents and other information must be sent to the address provided or, where applicable, he must be notified at that address of the availability of the notice, document or other information on a website but in each case this will be at the sole discretion of the company secretary when to do so would involve disproportionate difficulty, for example (and without limitation):

(i)	where onerous legal requirements exist in the country where the person entitled by transmission is resident in relation to any particular notice, document or other information; or

(ii)	where the company secretary is not satisfied, in the circumstances, that the use of electronic communications will be secure.

(B)
Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite his death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred.  This applies even if the company knew about these things.  If any notice, document or other information is sent or supplied in accordance with this article, there is no need to send or supply it to any other people who may be involved.

134.	Deemed Delivery

(A)
If any notice, document or other information is given, sent or supplied by the company by inland post, it is treated as being received the day after it was posted if first class post (or a service similar to first class post) was used or 72 hours after it was posted if first class post (or a service similar to first class post) was not used.  If a notice or document is sent by the company by airmail, it is treated as being received 72 hours after it was posted.  In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B)
If any notice, document or other information is left by the company at a shareholder’s registered address or at a postal address notified to the company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.

(C)
If a notice is sent through CREST, it is treated as being received when the company, or any CREST participant acting for the company, sends the issuer-instruction relating to the notice, document or other information.

(D)
If any notice, document or other information is given, sent or supplied by the company using electronic means, it is treated as being received on the day it was sent even if the company subsequently sends a hard copy of such notice, document or other information by post. In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles. In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.

(E)
If any notice, document or other information is given, sent or supplied by the company by any other means authorised in writing by a shareholder, it is treated as being received when the company has done what it was authorised to do by that shareholder.

135.	Notice When Post Not Available

If there is a suspension or restriction of postal services within any country to which notices will be sent, the company need only give notice of a general meeting to those members affected by the suspension or curtailment with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company must also publish the notice in at least one United Kingdom and one Dutch national newspaper, and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of the meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the company will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.

136.	Presumptions Where Documents Destroyed

(A)	The company can destroy or delete:

(i)
all transfer forms or Operator-instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the company on the register, after six years from the date of registration;

(ii)	all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;

(iii)	all cancelled share certificates, after one year from the date they were cancelled; and

(iv)	all proxy forms after one year from the date they were used if they were used for a poll, or after one month from the end of the meeting to which they relate if they were not used for a poll.

(B)
If the company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the company’s records relating to the document.  Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.

(C)	This article only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.

(D)	If the documents relate to CREST shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy these documents.

(E)	This article does not make the company liable if:

(i)	it destroys or deletes a document earlier than the time limit referred to in paragraph (A);

(ii)	it does not comply with the conditions in paragraph (C); or

(iii)	the company would not be liable if this article did not exist.

(F)	This article applies whether a document is destroyed or deleted or disposed of in some other way.

137.	Indemnity of Directors

(A)	As far as the legislation allows this, the company:

(i)	can indemnify any director or former director of the company, of any associated company or of any affiliate against any liability; and

(ii)	can purchase and maintain insurance against any liability for any director or former director of the company, of any associated company or of any affiliate.

(B)
A director or former director of the company, of any associated company or of any affiliate will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

138.	Arbitration

Unless article 139 applies:

(A)	All disputes:

(i)	between a shareholder in that shareholder’s capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or

(ii)
so far as permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against any or all of its directors; and/or

(iii)	between a shareholder in that shareholder’s capacity as such and the company’s professional service providers; and/or

(iv)	between the company and the company’s professional service providers arising in connection with any claim within the scope of sub-paragraph (A)(iii),

shall be exclusively and finally resolved under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) (the “ICC Rules”), as amended from time to time.

(B)	The tribunal shall consist of three arbitrators to be appointed in accordance with the ICC Rules.

(C)
The chairman of the tribunal must have at least 20 years’ experience as a lawyer qualified to practise in a common law jurisdiction within the Commonwealth (as constituted on 12 May 2005) and each other arbitrator must have at least 20 years experience as a qualified lawyer.

(D)	The place of arbitration shall be The Hague, The Netherlands.

(E)	The language of the arbitration shall be English.

(F)
These articles constitute a contract between the company and its shareholders and between the company’s shareholders inter se. This article (as supplemented from time to time by any agreement to a similar effect between the company and its directors or professional service providers) also contains or evidences an express submission to arbitration by each shareholder, the company, its directors and professional service providers and such submissions shall be treated as a written arbitration agreement under the Netherlands Code of Civil Procedure, the Arbitration Act 1996 of England and Wales and Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).

(G)
Each person to whom this article applies hereby waives, as far as permitted by law: (i) any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any preliminary point of law, and/or (ii) any right he or she may otherwise have under the laws of any jurisdiction to appeal or otherwise challenge the award, ruling or decision of the tribunal.

139.	Exclusive Jurisdiction

(A)
This article applies to (i) a dispute (which would otherwise be subject to article 138) in any jurisdiction if a court in that jurisdiction determines that article 138 is invalid or unenforceable in relation to that dispute in that jurisdiction; and (ii) any derivative claim under the legislation.

(B)
For the purposes of paragraph (A), “court” means any court of competent jurisdiction or other competent authority including for the avoidance of doubt, a court or authority in any jurisdiction which is not a signatory to the New York Convention.

(C)	Any proceeding, suit or action:

(i)	between a shareholder in that shareholder’s capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or

(ii)
so far as permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against any or all of its directors;

(iii)	between a shareholder in that shareholder’s capacity as such and the company’s professional service providers; and/or

(iv)	between the company and the company’s professional service providers arising in connection with any claim within the scope of sub-paragraph (C)(iii),

can only be brought in the courts of England and Wales.

(D)
Damages alone may not be an adequate remedy for any breach of this article, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

140.	General Dispute Resolution Provisions

(A)
For the purposes of articles 138 and 139, a “dispute” means any dispute, controversy or claim, other than (i) any dispute, controversy or claim relating to any failure or alleged failure by the company to pay all or part of a dividend which has been declared and which has fallen due for payment; (ii) in the case of article 138 only, any derivative claim under the legislation.

(B)
The governing law of these articles, including the submissions to arbitration and written arbitration agreement contained in or evidenced by article 138 and any dispute, controversy or claim arising out of or in connection with these articles (whether contractual or non-contractual), shall be the substantive law of England.

(C)	The company shall be entitled to enforce articles 138 and 139 for its own benefit, and that of its directors, subsidiary undertakings and professional service providers.

(D)	References in articles 138 and 139 to:

(i)	“company” includes each and any of the company’s subsidiary undertakings from time to time; and

(ii)	“director” includes each and any director of the company from time to time in his or her capacity as such or as employee of the company and extends to any former director of the company; and

(iii)
“professional service providers” includes the company’s auditors, legal counsel, bankers, ADR depositaries and any other similar professional service providers in their capacity as such from time to time but only if and to the extent such person has agreed with the company in writing to be bound by article 138 and/or 139 (or has otherwise agreed to submit disputes to arbitration and/or exclusive jurisdiction in a materially similar way).

GLOSSARY

About the Glossary

This Glossary is to help readers understand the company’s articles.  Words are explained as they are used in the articles - they might mean different things in other documents. This Glossary is not legally part of the articles, and it does not affect their meaning. The explanations are intended to be a general guide - they are not precise.  Words and expressions which are printed in bold in a definition have their own general explanation of their meaning which is contained in this Glossary.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

adjourn Where a meeting breaks up, to be continued at a later time or day, at the same or a different place.

allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person has the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a “power of attorney”.

brokerage Commission which is paid to a broker by a company issuing shares where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid. This happens if the company issues shares which are partly paid, where money remains to be paid to the company for the shares. The money which has not been paid can be “called” for. If all the money to be paid on a share has been paid, the share is called a “fully paid share”.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve which a company may have to set up to maintain the level of its capital base when shares are redeemed or bought back.

certificated form A shareholder holds a share or other security in certificated form if it is not able to be held in uncertificated form or, if it is able to be held in uncertificated form but that shareholder has requested that a certificate be issued for that share or other security (see also uncertificated form).

company representative If a corporation owns shares, it can appoint a company representative to attend a shareholders’ meeting to speak and vote for it.

consolidate When shares are consolidated, they are combined with other shares - for example, three €1 shares might be consolidated into one new €3 share.

debenture A typical debenture is a long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future and carries a fixed rate of interest.

declare Generally, when a dividend is declared, it becomes due to be paid.

derivative claim An action which may be brought by a member on behalf of the company to enforce liability for breach by a director of his duties to the company.

electronic form A document is in electronic form if it is either sent by electronic means or it is sent by other means while in an electronic form e.g. a CD ROM.

electronic means A communication is sent by electronic means if it is sent by means of a telecommunications system.  It includes fax and telephone communications and also electronic mail.

entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name or to require the shares to be transferred to another person.  When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right.  If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

ex-dividend Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought. The seller remains entitled to this dividend even though it will be paid after he has sold his share.

executed A document is executed when it is signed or sealed or made valid in some other way.

exercise When a power is exercised, it is used.

forfeit and forfeiture When a share is forfeited it is taken away from the shareholder and goes back to the company. This process is called “forfeiture”.  This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money or other property which is due to the company for a share has been paid or received, a share is called a “fully paid share”.

hard copy form A document is in hard copy form if it is in a paper copy or similar form.

indemnity and indemnify If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer.  The person who gives the indemnity is said to “indemnify” the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done by a company to make the shareholder the owner of the share.  In particular, the shareholder’s name has been put on the register.  Existing shares which have been issued are called “in issue”.

lien Where the company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.

members Shareholders

nominal amount or nominal value The amount of the share shown in a company’s account. The nominal value of both the A shares and the B shares is €0.07. This amount is shown on the share certificate for a share. When a company issues new shares this can be for a price which is at a premium to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the “par value”.

officer The term officer includes (subject to the provisions of the articles) a director, secretary, any employee who reports directly to a director or any other person who the board decides should be an officer.

Operator A person approved by the Treasury under the Uncertificated Securities Regulations 2001 as operator of a relevant system.

Operator-instruction A properly authenticated instruction sent by or on behalf of an Operator and sent or received by means of a relevant system.

ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be “called” for.

personal representatives A person who is entitled to deal with the property (the “estate”) of a person who has died.  If the person who has died left a valid will, the will appoints “executors” who are personal representatives.  If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.

poll On a vote taken on a poll, the number of votes which a shareholder has will depend on the number of shares which he owns. An ordinary shareholder has one vote for each share he owns.  A poll vote is different to a vote taken on a show of hands, where each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the legislation to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If a company issues a new share for more than its nominal value, the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form, which may be electronic. A proxy does not have to be a shareholder. A proxy can vote on a poll and on a show of hands under the company’s articles.

proxy form A form (including an electronic form) which a shareholder uses to appoint a proxy to attend a meeting and vote for him. The proxy forms are sent out by the company and must be returned to the company before the meeting to which they relate.

quorum The minimum number of shareholders or directors who must be present before a shareholders’ or, as appropriate, directors’ meeting can start.  When this number is reached, the meeting is said to be “quorate”.

rank When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares.  For example, a share which ranks ahead of (or above) another share in sharing in a company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it.  If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank next.  The same applies for repayments of capital.  Capital must be paid first to shares which rank first in sharing in the company’s capital, and then to shares which rank next.  A company’s preference shares (if it has any) generally rank ahead of its ordinary shares.

recognised investment exchange An investment exchange which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded.  The London Stock Exchange is a recognised investment exchange.

redeem, redemption and redeemable When a share is redeemed, it goes back to the company in return for a sum of money which was fixed (or calculated from a formula fixed) before the share was issued. This process is called “redemption”. A share which can be redeemed is called a “redeemable” share.

relevant system This is a term used in the legislation for a computer system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a “relevant system”.

renounces and renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called “renunciation”.

reserves A fund which has been set aside in the accounts of a company -profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve by the company.

retire by rotation Directors must retire at an annual general meeting after they have been in office for three years or if they have been appointed by the board since the last annual general meeting.  This gives the shareholders the chance to confirm or renew the directors’ appointments by voting on whether to re-appoint them.  In addition, non-executive directors who have acted as such for nine years must retire at every annual general meeting.

revoke To withdraw or cancel.

share premium account If a new share is issued by a company for more than its nominal value, the amount above the nominal value is the premium and the total of these premiums is held in a reserve (which cannot be used to pay dividends) called the share premium account.

show of hands A vote where each person who is entitled to vote has just one vote, however many shares he holds.

special resolution A decision reached by a majority of at least 75 per cent. of votes cast.

special rights These are the rights of a particular class of shares as distinct from rights which apply to all shares generally. Typical examples of special rights are: where the shares rank; their rights to sharing in income and assets; and voting rights.

statutory declaration A formal way of declaring something in writing.  Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

Sub-divide When shares are sub-divided they are split into shares which have a smaller nominal amount. For example, a €1 share might be subdivided into two €0.50 shares.

subject to Means that something else has priority, or prevails, or must be taken into account.  When a statement is subject to something this means that the statement must be read in the light of that other thing, which will prevail if there is any conflict.

subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company. This is defined in more detail in the legislation.

subsidiary undertaking This is a term used by the legislation.  It has a wider meaning than subsidiary. Generally speaking, it is a company which is controlled by another company because the other company:

●           has a majority of the votes in the company, either alone or acting with others;

●           is a shareholder who can appoint or remove a majority of the directors; or

●            can exercise dominant influence over the company because of anything in the company’s memorandum or articles or because of a certain kind of contract.

treasury shares Shares in the company which were bought by the company as provided by the legislation and which have been held by the company continuously since being bought are called treasury shares.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a “trust”.

uncertificated form A share or other security is held in uncertificated form if no certificate has been issued for it. A share or other security held in uncertificated form is eligible for settlement in CREST or any other relevant system.

underwriting A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

warrant or dividend warrant Similar to a cheque for a dividend.

________________________________________

ARTICLES OF ASSOCIATION

OF

ROYAL DUTCH SHELL PLC

(ARTICLES ADOPTED ON 18 MAY 2010)
________________________________________

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(Ref: RJYT/PRL)
CD100290012

CONTENTS

1.	Exclusion of other Constitutional Regulations	1
2.	Definitions	1
3.	Limited Liability	5
4.	Rights of the A Shares and the B Shares	5
5.	Dividend Access Arrangements relating to the B Shares	5
6.	Rights of the Sterling Deferred Shares	6
7.	Rights Attached to Shares	7
8.	Redeemable Shares	7
9.	Variation of Rights	7
10.	Pari Passu Issues	8
11.	Shares	8
12.	Payment of Commission	8
13.	Trusts Not Recognised	8
14.	Suspension of Rights Where Non-Disclosure of Interest	9
15.	Uncertificated Shares	10
16.	Right to Share Certificates	11
17.	Share Certificates Sent at Holder’s Risk	12
18.	Replacement of Share Certificates	12
19.	Execution of Share Certificates	13
20.	Company’s Lien on Shares Not Fully Paid	13
21.	Enforcing Lien by Sale	13
22.	Application of Proceeds of Sale	13
23.	Calls	14
24.	Timing of Calls	14
25.	Liability of Joint Holders	14
26.	Interest Due on Non-Payment	14
27.	Sums Due on Allotment Treated as Calls	15
28.	Power to Differentiate	15
29.	Payment of Calls in Advance	15
30.	Notice if Call or Instalment Not Paid	15
31.	Form of Notice if Call or Instalment Not Paid	15
32.	Forfeiture for Non-Compliance with Notice	15
33.	Notice after Forfeiture	16

34.	Sale of Forfeited Shares	16
35.	Arrears to be Paid Notwithstanding Forfeiture	16
36.	Statutory Declaration as to Forfeiture	16
37.	Transfer	17
38.	Signing of Transfer	17
39.	Rights to Decline Registration of Partly Paid Shares	17
40.	Other Rights to Decline Registration	17
41.	No Fee for Registration	18
42.	Untraced Shareholders	18
43.	Transmission on Death	19
44.	Entry of Transmission in Register	19
45.	Election of Person Entitled by Transmission	20
46.	Rights of Person Entitled by Transmission	20
47.	Sub-Division	21
48.	Fractions	21
49.	Location of General Meetings	21
50.	Form of Notice	21
51.	Meeting in Different Places	21
52.	Omission or Non-Receipt of Notice	23
53.	Postponement of General Meetings	24
54.	Quorum	24
55.	Procedure if Quorum Not Present	24
56.	Security Arrangements	24
57.	Chairman of General Meeting	25
58.	Orderly Conduct	25
59.	Entitlement to Attend and Speak	25
60.	Adjournments	25
61.	Notice of Adjournment	26
62.	Amendments to Resolutions	26
63.	Amendments Ruled Out of Order	27
64.	Votes of Shareholders	27
65.	Method of Voting	27
66.	Procedure if Poll Demanded	28
67.	When Poll to be Taken	28
68.	Continuance of Other Business after Poll Demand	28

69.	Votes of Joint Holders	28
70.	Voting on behalf of Incapable Member	28
71.	No Right to Vote where Sums Overdue on Shares	28
72.	Objections or Errors in Voting	28
73.	Appointment of Proxies	29
74.	Receipt of Proxies	29
75.	Maximum Validity of Proxy	31
76.	Form of Proxy	31
77.	Cancellation of Proxy’s Authority	31
78.	Separate General Meetings	31
79.	Headquarters of the Company	31
80.	Number of Directors	32
81.	Directors’ Shareholding Qualification	32
82.	Power of Company to Appoint Directors	32
83.	Power of the Board to Appoint Directors	32
84.	Retirement of Directors by Rotation	32
85.	Filling Vacancies	32
86.	Power of Removal by Special Resolution	33
87.	Persons Eligible as Directors	33
88.	Position of Retiring Directors	33
89.	Vacation of Office by Directors	33
90.	Alternate Directors	34
91.	Executive Directors	35
92.	Directors’ Fees	35
93.	Additional Remuneration	35
94.	Expenses	35
95.	Pensions and Gratuities for Directors	36
96.	Directors’ Interests	36
97.	General Powers of Company Vested in Board	40
98.	Borrowing Powers	41
99.	Agents	44
100.	Delegation to Individual Directors	44
101.	Registers	45
102.	Provision for Employees	45
103.	Directors’ Meetings	45

104.	Notice of Directors’ Meetings	45
105.	Quorum	45
106.	Directors below Minimum through Vacancies	45
107.	Appointment of Chairman	46
108.	Competence of Meetings	46
109.	Voting	46
110.	Delegation to Committees	46
111.	Participation in Meetings	47
112.	Resolution in Writing	47
113.	Validity of Acts of Directors or Committee	47
114.	Use of Seals	47
115.	Declaration of Dividends by Company	48
116.	Payment of Interim and Fixed Dividends by Directors	48
117.	Calculation of Dividends	48
118.	Currency of Dividends	48
119.	Amounts Due on Shares can be Deducted from Dividends	49
120.	No Interest on Dividends	49
121.	Payment Procedure	49
122.	Uncashed Dividends	50
123.	Forfeiture of Unclaimed Dividends	50
124.	Dividends Not in Cash	50
125.	Scrip Dividends	51
126.	Power to Capitalise Reserves and Funds	53
127.	Settlement of Difficulties in Distribution	53
128.	Power to Choose Any Record Date	54
129.	Inspection of Records	54
130.	Summary Financial Statements	54
131.	Method of Service	54
132.	Record Date for Service	56
133.	Service of Notices on Persons Entitled by Transmission	56
134.	Deemed Delivery	56
135.	Notice When Post Not Available	57
136.	Presumptions Where Documents Destroyed	57
137.	Indemnity of Directors	58
138.	Arbitration	59
139.	Exclusive Jurisdiction	60
140.	General Dispute Resolution Provisions	60

Special Resolution 22 of Royal Dutch Shell plc adopted at the Annual General Meeting on 18 May 2010

22           ADOPTION OF NEW ARTICLES OF ASSOCIATION

That:

(A)

the Articles of Association of the Company be amended by deleting all the provisions of the Company’s Memorandum of Association which, by virtue of Section 28 of the Companies Act 2006, are to be treated as provisions of the Company’s Articles of Association; and

(B)

the Articles of Association produced to the meeting and initialled by the chairman of the meeting for the purpose of identification be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association.

Michiel Brandjes
Company Secretary